SCHEDULE II
  INFORMATION WITH RESPECT TO TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                   SHARES
                                   PURCHASED        AVERAGE
                   DATE            SOLD(-)          PRICE(2)

COMMON STOCK-KATY INDUSTRIES

GABELLI FUNDS, INC.

THE GABELLI ASSET FUND

                   10/31/94          150,000             9.0000

GAMCO INVESTORS, INC.

                   10/31/94            3,800             9.2500

                   10/27/94            1,200             9.2500

                   10/26/94              300             9.2500

                   10/20/94            5,000             9.7500

                   10/18/94           10,000             9.7500

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NY STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.